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                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                      VARIABLE INSURANCE PRODUCTS FUND II,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       AND

                   SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

         THIS AMENDMENT is made and entered into by and among Southern Farm Bureau Life Insurance Company (hereinafter the "Company"), a Mississippi insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to this Amendment, and Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the commonwealth of Massachusetts (hereinafter the "Fund"), and Fidelity Distributors Corporation (hereinafter the "Underwriter"), a Massachusetts corporation.

         WHEREAS, the Company, the Fund and the Underwriter entered into a Participation Agreement dated July 30, 1999 (hereinfter the "Participation Agreement"), to facilitate the purchase by the Company, on behalf of certain segregated asset accounts of the Company, shares in certain portfolios of securities managed by the Fund; and

         WHEREAS, the Company, the Fund and the Underwriter desire to amend certain provisions of the Participation Agreement;

         NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company, the Fund and the Underwriter hereby agree as follows:

         1. Schedule A to the Participation Agreement is hereby amended by substituting in its place and stead Schedule A attached hereto and made a part hereof.

         2. The last line of the fourth complete paragraph on page 2 of the Participation Agreement is hereby amended to read as follows:

         "attributable to the aforesaid variable life insurance policies and and variable annuity contracts; and"


         3. ARTICLE XI of the Participation Agreement is hereby amended by adding the following paragraph at the end of said ARTICLE XI:


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         "Notwithstanding any terms or provisions contained hereinabove to the contrary, copies of any notices to the Company regarding the Southern Farm Bureau Life Variable Life Account or the contract funded by said account shall not be sent to:

                           Southern Farm Bureau Life Insurance Company
                           5400 University Avenue
                           West Des Moines, Iowa 50266
                           Attention: Administrative Service Center"

         4. Except as hereinabove expressly modified or amended, all of the terms and conditions contained in the Participation Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                            SOUTHERN FARM BUREAU LIFE
                              INSURANCE COMPANY

                                          /s/

                            By:___________________________________
                            Name: Joseph A. Purvis
                            Title: Vice President, General Counsel and Secretary
                            Date: August 28, 2001

                            VARIABLE INSURANCE PRODUCTS FUND II

                                          /s/

                            By:___________________________________
                            Name: Robert Dwight
                            Title: Treasurer
                            Date: September 6, 2001






                            FIDELITY DISTRIBUTORS CORPORATION

                                          /s/

                            By:___________________________________


                                       2
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                            Name: Michael Kellogg
                            Title: Executive Vice President
                            Date: September 18, 2001












                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND                           CONTRACTS FUNDED
DATE ESTABLISHED BY BOARD OF DIRECTORS                 BY SEPARATE ACCOUNT
--------------------------------------                 -------------------


                                       3
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Southern Farm Bureau Life Variable Account             Flexible Premium Deferred Variable Annuity
         (est. May 17, 1999)                           Contract


Southern Farm Bureau Life Variable Life Account        Non-Participating Adjustable Premium Variable
         (est. October 16, 2000)                       Life Insurance Policy


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